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                                                                  EXHIBIT 3.07.2
                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                                THE DEVILBISS COMPANY

    We, Gus J. Athas, Vice President, and Bruce C. Strohm, Assistant Secretary, of The DeVilbiss Company, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

    FIRST:    That the name of the corporation is The DeVilbiss Company.

    SECOND:   That the Certificate of Incorporation of the corporation was filed by the Secretary of State of Delaware on the 22nd day of January, 1988.

    THIRD:    That the Certificate of Incorporation of said Corporation has been amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

         "FIRST: The name of the Corporation is DeVilbiss Air Power Company."

    FOURTH:   That such amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of the holders of all outstanding shares entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law.

    IN WITNESS WHEREOF, we have signed this certificate this 21st day of March, 1991.


                                THE DEVILBISS COMPANY,
                                a Delaware corporation

                                 By: /s/ Gus J. Athas
                                ------------------------------------------
                                     Gus J. Athas, Vice President
ATTEST:


By:  /s/ BRUCE C. STROHM
    ------------------------
     Bruce C. Strohm
     Assistant Secretary


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